Exhibit 99.2

Elliott Opportunity II Corp. Announces Closing of $609.5 Million

Initial Public Offering, Including Full Exercise of Over-allotment Option

West Palm Beach, Florida – July 1, 2021 – Elliott Opportunity II Corp. (“Elliott Opportunity II” or the “Company”) announced today the closing of its initial public offering of units at $10.00 per unit, including 7,950,000 units sold pursuant to the full exercise of the underwriter’s over–allotment option. Total gross proceeds from the offering were $609,500,000 before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The units began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “EOCW.U” on June 29, 2021. Each unit consists of one Class A ordinary share and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on the NYSE under the symbols “EOCW” and “EOCW WS,” respectively.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to identify and acquire a business within the technology and technology-enabled services industry that has a strong and proven management team, a leading market position, a large and growing total addressable market, and a track record of sustainable growth. Elliott Opportunity II’s sponsor is Elliott Opportunity Sponsor II L.P., an affiliate of Elliott Investment Management L.P.

Credit Suisse, Citigroup, UBS Investment Bank, BTIG, Guggenheim Securities and Macquarie Capital acted as joint book-running managers of the offering. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, by emailing usa.prospectus@credit-suisse.com or by telephone at (800) 221-1037; from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146 or by email at prospectus@citi.com; from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at (888) 827-7275 or by email at ol-prospectus-request@ubs.com; from BTIG, LLC, 65 East 55th Street, New York, NY, 10022, by email at ProspectusDelivery@btig.com or by telephone at (212) 593-7555; from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-5548, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or from Macquarie Capital (USA) Inc., 125 West 55th Street, New York, NY 10019, Attention: Syndicate Department, or by emailing MacquarieEquitySyndicateUSA@macquarie.com.

The registration statement relating to the securities became effective on June 28, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

Jaime Hobbeheydar

Email: jhobbeheydar@elliottmgmt.com

Phone: (212) 478-2800

Media Contact

Casey Friedman

Email: cFriedman@elliottmgmt.com

Phone: (212) 478-1780

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